UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported below, at the 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting") of EPR Properties (the "Company") held on May 31, 2017, the Company's shareholders approved the EPR Properties Annual Performance-Based Incentive Plan (the "Incentive Plan") for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period. The Incentive Plan is intended to satisfy the requirements of Code Section 162(m) so that the Company can take federal income tax deductions for the performance-based compensation paid under the Incentive Plan to its named executive officers. Because of the uncertainties associated with the application and interpretation of Code Section 162(m), there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.
The Incentive Plan will be administered by the Compensation and Human Capital Committee of the Company's Board of Trustees (the "Board"), and such Committee has the full authority to designate the employees who are eligible to participate in the Incentive Plan and to establish the performance goals and achievement levels for each participant. Approved awards for a performance period may be paid in cash or the Company's common shares as provided in the Incentive Plan. The Incentive Plan will continue in effect until terminated by the Board.
A summary of the Incentive Plan is included in Proposal No. 4 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2017, and the full text of the Incentive Plan is included in Appendix A of such proxy statement. The foregoing description of the Incentive Plan is not complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's 2017 Annual Meeting held on May 31, 2017, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:
Proposal No. 1
The following nominees for Class II trustees were elected to serve three-year terms expiring in 2020:

	For	Withheld	Broker Non-Votes
Robert J. Druten	49,938,125	728,478	6,077,321
Gregory K. Silvers	50,387,507	279,096	6,077,321
Robin P. Sterneck	50,199,013	467,590	6,077,321
Proposal No. 2
The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	48,356,411
Against	2,102,009
Abstain	208,183
Broker Non-Vote	6,077,321

Proposal No. 3
The shareholders voted to have the Company hold a vote every year to approve the compensation of the Company's named executive officers on a non-binding, advisory basis:

One Year	42,484,506
Two Years	466,641
Three Years	7,633,986
Abstain	81,470
Broker Non-Vote	6,077,321
The Board has determined that the Company will continue to submit the vote to approve the compensation of the Company's named executive officers on a non-binding, advisory basis to shareholders every year.
Proposal No. 4
The shareholders approved the Incentive Plan:

For	49,383,878
Against	1,136,131
Abstain	146,594
Broker Non-Vote	6,077,321
Proposal No. 5
The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2017:

For	55,916,664
Against	785,970
Abstain	41,290
Broker Non-Vote	—
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	EPR Properties Annual Performance-Based Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: June 1, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	EPR Properties Annual Performance-Based Incentive Plan